                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant Section 240.14a-11(c)
         Section 240.14a-12



                             Rurban Financial Corp.
       -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


       -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

                ----------------------------------------------------------------
         (2)    Aggregate number of securities to which transaction applies:

                ----------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                ----------------------------------------------------------------
         (4)    Proposed maximum aggregate value of transaction:
                                                                ----------------
         (5)    Total fee paid:
                                ------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount Previously Paid:
                                       -----------------------------------------
         (2)    Form, Schedule or Registration Statement No.:
                                                             -------------------
         (3)    Filing Party:
                             ---------------------------------------------------

         (4)    Date Filed:
                           -----------------------------------------------------

                             RURBAN FINANCIAL CORP.
                               401 CLINTON STREET
                              DEFIANCE, OHIO 43512
                                 (419) 783-8950

                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           ---------------------------


                                                                  Defiance, Ohio
                                                                  March 24, 2000

To the Shareholders of
Rurban Financial Corp.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the "Annual Meeting") of Rurban Financial Corp. (the "Company") will be held in the banquet room at the Serrick Center located at The Defiance College, 701 N. Clinton Street, Defiance, Ohio, on Monday, April 24, 2000, at 10:30 a.m., local time, for the following purposes:

         1. To elect two (2) directors to serve for terms of three (3) years each.

         2. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

         Shareholders of record at the close of business on March 10, 2000 will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.

         You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy promptly in the enclosed envelope. If you attend the Annual Meeting and desire to revoke your proxy, you may do so and vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

                                        By Order of the Board of Directors,



                                        /s/ Thomas C. Williams
                                        -------------------------------------
                                        Thomas C. Williams, President and
                                        Chief Executive Officer

                             RURBAN FINANCIAL CORP.
                               401 CLINTON STREET
                              DEFIANCE, OHIO 43512
                                 (419) 783-8950

                                 PROXY STATEMENT
                                 ---------------

         This Proxy Statement and the accompanying proxy are being mailed to shareholders of Rurban Financial Corp., an Ohio corporation (the "Company"), on or about March 24, 2000, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") called to be held on Monday, April 24, 2000, or at any adjournment(s) thereof. The Annual Meeting will be held at 10:30 a.m., local time, in the banquet room at the Serrick Center located at The Defiance College, 701 N. Clinton Street, Defiance, Ohio.

         The Company has six wholly-owned subsidiaries. They include: The State Bank and Trust Company, Defiance, Ohio ("State Bank"); The Peoples Banking Company, Findlay, Ohio ("Peoples Bank"); The First National Bank of Ottawa, Ottawa, Ohio ("Ottawa"); The Citizens Savings Bank Company, Pemberville, Ohio ("Citizens"); Rurbanc Data Services, Inc., Defiance, Ohio ("RDSI"); and Rurban Life Insurance Company, Defiance, Ohio ("Rurban Life"). State Bank has two-wholly owned subsidiaries, Reliance Financial Services, N.A. ("RFS"), a nationally-chartered trust and financial services company and Rurban Mortgage Company ("RMC"), an Ohio corporation and mortgage company with its principle offices located in Clearwater, Florida.

         A proxy for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board of Directors of the Company. A shareholder of the Company may use his proxy if he is unable to attend the Annual Meeting in person or wishes to have his common shares voted by proxy even if he does attend the Annual Meeting. Without affecting any vote previously taken, any shareholder executing a proxy may revoke it at any time before it is voted by (1) filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; (2) executing a later-dated proxy which is received by the Company prior to the Annual Meeting; or (3) attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

         Only shareholders of the Company of record at the close of business on March 10, 2000 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof. At the close of business on the Record Date, 4,140,718 common shares were outstanding and entitled to vote. Each common share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding common shares.

         Common shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all. Broker/dealers who hold their customers' common shares in street name may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such common shares on other matters, which typically include amendments to the articles of incorporation of a corporation and the approval of certain stock compensation plans, without specific instructions from the customer who owns such common shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies count toward the establishment of a quorum.

         The Company will bear the costs of preparing and mailing this Proxy Statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of the Company and its subsidiaries by further mailing, by telephone or by personal contact. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of such common shares.

         The Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 1999 (the "1999 fiscal year") is enclosed herewith.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT
                        --------------------------------

         As of the Record Date, no person or entity had beneficial ownership of more than 5% of the outstanding common shares of the Company.

         The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of common shares by each director of the Company, by each person nominated for election as a director of the Company, by each of the executive officers named in the Summary Compensation Table and by all current executive officers and directors of the Company as a group:

                                          Amount & Nature   Common Shares Which                        Percent
           Name of                         of Beneficial    Can Be Acquired Upon                         of
     Beneficial Owner                      Ownership (1)    Exercise of Options       Total           Class (2)
     ----------------                      -------------    -------------------       -----           --------

                                                        (Exercisable within 60 Days)
      Richard C. Burrows                       37,028(3)             1,350            38,378            (4)
      John R. Compo                            34,123(5)             1,350            35,473            (4)
      Robert W. Constien                       19,822                2,700            22,522            (4)
      John Fahl                                 1,062                1,350             2,412            (4)
      Robert A. Fawcett, Jr                     4,595                1,350             5,945            (4)
      Richard Z. Graham                        34,185(6)             1,350            35,535            (4)
      Eric C. Hench                            12,996(7)             1,350            14,346            (4)
      Kenneth A. Joyce                          2,105                2,700             4,805            (4)
      W. Scott Muir                             2,392                1,350             3,742            (4)
      Mark A. Soukup                            3,060                2,700             5,760            (4)
      Steven D. VanDemark                       8,603(8)             1,800            10,403            (4)
      J. Michael Walz, D.D.S                   20,330(9)             1,350            21,680            (4)
      Richard C. Warrener                       2,827                2,700             5,527            (4)
      Thomas C. Williams                        4,440                6,750            11,190            (4)
      All current executive officers
      and directors as a group (17                                                   260,198(10)      6.28%
      persons)

(1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table.

(2) The percent of class is based upon 4,140,718 common shares outstanding on the Record Date.

(3) Does not include 6,248 common shares held in a trust for the benefit of the wife of Mr. Burrows as to which she exercises sole voting and investment power.

(4) Reflects ownership of less than 1% of the outstanding common shares of the Company.

(5) Does not include 2,500 common shares held in Mr. Compo's wife name, as to which she exercises sole voting and investment power.

(6) Includes 33,720 common shares held by the Graham I LTD Investment Trust, as to which he shares voting and investment power and 365 common shares held in the Richard Z. Graham Revocable Trust, as to which he exercises sole voting and investment power.

(7) Includes 12,657 common shares held by the Eric C. Hench Agency Trust as to which Mr. Hench has sole voting and investment power.

(8) Includes 3,982 common shares held jointly by Mr. VanDemark and his wife, as to which he exercises shared voting and investment power. Also includes 3,750 common shares held in the names of Mr. VanDemark's children for which Mr. VanDemark is custodian.

(9) Does not include 188 common shares held in IRA for the benefit of the wife of Dr. Walz, as to which she exercises sole voting and investment power. Includes 746 common shares held jointly by Dr. Walz and his wife, as to which Dr. Walz exercises shared voting and investment power, and 19,138 common shares held in the Krouse Evans Inc. Profit Sharing Plan, as to which Dr. Walz exercises shared voting and investment power with Reliance Financial Services, N.A.

(10) Includes common shares jointly held by executive officers and directors and other persons. Also includes an aggregate of 77,052 common shares allocated to the respective accounts of executive officers of the Company in the Employee Stock Ownership Plan ("ESOP"). Does not include common shares held by wives of executive officers and directors if such wives exercise sole voting and investment powers.

     To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required during the 1999 fiscal year, all filing requirements applicable to officers, directors and owners of more than 10% of the outstanding common shares of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), were complied with.

                             ELECTION OF DIRECTORS
                             ---------------------

     In accordance with Article FIFTH of the Amended Articles of Incorporation of the Company (the "Amended Articles") and Section 2.02 of the Amended Regulations of the Company (the "Amended Regulations"), two (2) directors are to be elected for terms of three (3) years each and until their respective successors are elected and qualified. The two directors standing for election as directors of the Company are J. Michael Walz, D.D.S. and Thomas C. Williams. Richard Z. Graham, whose term as a director of the Company will expire at the Annual Meeting, will not stand for reelection due to his retirement from the Board of Directors. Mr. Graham has served on the Board of Directors of the Company since 1984 and the Company is extremely grateful to him for his loyal service.

         It is the intention of the persons named in the accompanying proxy to vote the common shares represented by the proxies received pursuant to this solicitation for the nominees named below who have been designated by the Board of Directors, unless otherwise instructed on the proxy.

         The following table gives certain information concerning each nominee for election as a director of the Company. Unless otherwise indicated, each person has held his principal occupation for more than five years.


                                                                           Director of the
                                        Position(s) Held with the              Company             Nominee
                                       Company and its Subsidiaries         Continuously          for Term
Nominee                         Age     and Principal Occupation(s)             Since            Expiring In
-------                         ---   -------------------------------      -----------------    ------------

J. Michael Walz, D.D.S.         56    General Dentist in Defiance, Ohio;          1992               2003
                                      Director of State Bank; Director of
                                      RFS.

Thomas C. Williams              51    President and Chief Executive               1995               2003
                                      Officer of the Company since June,
                                      1995; President and Chief Executive
                                      Officer of State Bank, June 1995 to
                                      August 1996; President of
                                      FirstMerit Bank, FSB, Clearwater,
                                      Florida, from 1994 to June, 1995;
                                      Senior Vice President and Managing
                                      Officer of the Northern Region of The
                                      First National Bank of Ohio,
                                      Cleveland, Ohio, from 1990 to 1994;
                                      Director of State Bank; Director of
                                      RDSI; Director of Peoples; Director
                                      of Rurban Life; Director of RFS;
                                      Director of RMC.

         While it is contemplated that all nominees will stand for election, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board. Under Ohio law and the Company's Regulations, the two nominees receiving the greatest number of votes will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES.

         The following table gives certain information concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has held his principal occupation for more than five years.

                                                                                     Director of the
                                              Position(s) Held with the                  Company           Term
                                            Company and its Subsidiaries              Continuously       Expires
Name                                Age      and Principal Occupation(s)                 Since              In
----                                ---    -------------------------------             ---------         -------

Richard C. Burrows                   69    Vice Chairman of the Board of the               1983             2001
                                           Company and of the State Bank from
                                           June, 1995 to April 1996; President
                                           and Chief Executive Officer of the
                                           Company and of State Bank from 1985
                                           to 1995; Director of RDSI ; Director
                                           of State Bank; Director of RFS;
                                           Director of RMC

Eric C. Hench                        46    Chief Executive Officer of Sun                  1997             2001
                                           Management Services, Inc., holding
                                           company of Chief & Rays Supermarkets,
                                           Inc. since 1988; Director of RDSI from
                                           1990 to October of 1997; Director of
                                           State Bank

W. Scott Muir                        69    Retired from Modine Manufacturing               1998             2001
                                           Industrial Products, Division Manager;
                                           Director of Citizens; Director of RFS.

Steven D. VanDemark                  47    General Manager of Defiance Publishing          1991             2001
                                           Company, Defiance, Ohio a newspaper
                                           publisher; Chairman of the Board of
                                           the Company; Chairman of the Board of
                                           State Bank; Director of RDSI; Director
                                           of RMC.

John R. Compo                        55    Chairman of Board and President of              1987             2002
                                           Compo Corporation, Defiance, Ohio, an
                                           automotive parts manufacturer;
                                           Director of State Bank and of Rurban
                                           Life.

John Fahl                            63    President, Tire Operations, since               1996             2002
                                           1994, Vice President from 1978 to
                                           1994, and a Director, of Cooper Tire &
                                           Rubber Company Findlay, Ohio, a tire
                                           and rubber manufacturing company;
                                           Director of Peoples Bank.

Robert A. Fawcett, Jr.               58    Partner, Fawcett, Lammon, Recker and            1992             2002
                                           Associates, Inc., Ottawa, Ohio, a
                                           general insurance agency; President of
                                           Fawcett Insurance Agency, Inc.,
                                           Ottawa, Ohio, a general insurance
                                           agency, from 1979 to 1993; Director of
                                           Ottawa.

         There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

         The Board of Directors of the Company held a total of 10 meetings during the Company's 1999 fiscal year. Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors during the period he served as a director and the total number of meetings held by all committees of the Board of Directors on which he served.

         The Board of Directors of the Company has an Audit Committee comprised of Richard C. Burrows, John R. Compo, Robert A. Fawcett, Jr., Richard Z. Graham, and W. Scott Muir. In addition, Todd Taylor, a Director of RDSI and RMC serves as an advisor to the Audit Committee. The function of the Audit Committee is to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's independent and internal auditors and to recommend to the Board of Directors a firm of accountants to serve as the Company's independent auditors. The Audit Committee met 4 times during the l999 fiscal year.

         The Board of Directors of the Company has an Executive Committee comprised of John R. Compo, Robert A. Fawcett, Jr., Eric C. Hench, Steven D. VanDemark, Thomas C. Williams and J. Michael Walz, D.D.S. The function of the Executive Committee is to act on behalf of the Board of Directors between regularly scheduled meetings of the Board of Directors. The Executive Committee met once during the l999 fiscal year.

         The Board of Directors of the Company has a Directors' Committee comprised of Richard C. Burrows, Robert A. Fawcett, Jr., Richard Z. Graham, W. Scott Muir, J. Michael Walz, D.D.S., and Thomas C. Williams. In addition, Scott Weasel, a Director of Peoples Bank serves as an advisor to the Directors' Committee. The function of the Directors' Committee is to identify and recommend to the Board of Directors of the Company and the respective Boards of Directors of the Company's subsidiaries, candidates for positions as directors of the Company and its subsidiaries. The Directors' Committee met once during the 1999 fiscal year.

         The Board of Directors of the Company also has a Compensation Committee comprised of John R. Compo, John Fahl, Eric C. Hench, Steven D. VanDemark and J. Michael Walz, D.D.S. The function of the Compensation Committee is to review and recommend to the Board of Directors of the Company the salary, bonus and other cash compensation to be paid to, and the other benefits to be received by, the President and Chief Executive Officer of the Company, Thomas C. Williams, and the other executive officers of the Company. The Compensation Committee met a total of 3 times during the l999 fiscal year.

         The Board of Directors of the Company also has an Insurance Risk Management Advisory Committee ("IRMAC") comprised of W. Scott Muir, Thomas C. Williams and Robert A. Fawcett, Jr. In addition, Thomas Buis, a Director with Peoples Bank, Thomas Costigan, an advisory board member of State Bank's Cleveland Loan Production Office and James Stahl, a Director with Rurban Life, serve as advisors to the IRMAC. The IRMAC did not meet during the 1999 fiscal year.

         During the 1998 fiscal year, the Board of Directors of the Company established a Year 2000 Committee of Directors ("Y2K Director Committee") to function through the end of fiscal year 1999. The Y2K Director Committee had director representation from each of the subsidiary companies. This committee was chaired by Richard C. Burrows. Its purpose was to assure effective director oversight of the Company's Year 2000 (Y2K) preparations and to promote effective communication of Y2K issues among directors, management and regulatory authorities. The Y2K Director Committee met 10 times during the 1999 fiscal year.

                        TRANSACTIONS INVOLVING MANAGEMENT
                        ---------------------------------

         During the Company's 1999 fiscal year, the Company's subsidiaries including State Bank, Peoples Bank, Ottawa, Citizens, RFS and RMC entered into banking-related transactions, in the ordinary course of their respective businesses, with certain executive officers and directors of the Company (including certain executive officers of the Company's subsidiaries), members of their immediate families and corporations or organizations with which they are affiliated. It is expected that similar transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or its subsidiaries. These loans have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features. The amount of loans to directors and executive officers of the Company (including certain executive officers of the Company's subsidiaries) and their associates as a group at December 31, 1999, was $ 3,777,319. As of the date hereof, all of such loans were performing loans.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
           -----------------------------------------------------------

         Steven D. VanDemark, who is Chairman of the Board of the Company, is a member of the Compensation Committee of the Company's Board of Directors. Other members of the Company's Compensation Committee are John R. Compo, John Fahl, J. Michael Walz, D.D.S. and Eric C. Hench, Chairman.


                        REPORT ON EXECUTIVE COMPENSATION
                        --------------------------------

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, this Report and the performance graph set forth on pages 17 and 18 shall not be incorporated by reference into any such filings.

         Thomas C. Williams, President and Chief Executive Officer of the Company, Mr. Richard C. Warrener, Executive Vice President and Chief Financial Officer and Robert W. Constien, Executive Vice President of the Company and Chief Executive Officer of RFS received compensation from the Company for services rendered during the 1999 fiscal year as executive officers of the Company.

         Mark A. Soukup, President and Chief Executive Officer of State Bank, was paid by State Bank for services rendered in his capacity as an executive officer of State Bank during fiscal year 1999. Kenneth A. Joyce, Chairman and Chief Executive Officer of RDSI and RMC, was paid by RDSI and RMC for services rendered in his capacity as an executive officer of those companies during fiscal year 1999.

         Mr. Williams, Mr. Warrener, Mr. Constien, Mr. Soukup and Mr. Joyce participate in the various compensation plans of the Company addressed below.

         The Board of Directors has directed the Compensation Committee to develop, implement and maintain an Executive Compensation Program that supports the overall objectives and performance of the corporation; provides compensation levels that enable the organization to attract, retain and reward competent executive officers; and meets all regulatory requirements. The Compensation Committee is comprised of five outside directors including, Steven D. VanDemark, who also serves as Chairman of the Board of the Company, John R. Compo, John Fahl, J. Michael Walz, D.D.S. and its Chairman, Eric C.

Hench. The Compensation Committee reviews and recommends to the full Board the salaries, bonuses and other cash compensation to be paid to, and the other benefits to be received by, the executive officers of the Company. During 1999, no compensation decisions by the Compensation Committee were modified or rejected in any material way by the full Board. Although Thomas C. Williams and Richard C. Warrener attended various meetings of the Compensation Committee at the request of the members of that Committee during the 1999 fiscal year, they did not vote on compensation matters brought before the Compensation Committee.

Compensation Policies Toward Executive Officers
-----------------------------------------------

         In determining the compensation of the executive officers of the Company, the Compensation Committee has sought to create a compensation program which is competitive with programs of a peer group of similar organizations and that links compensation to financial performance, rewards above-average corporate performance and recognizes individual contributions and achievements. There are two components of the annual cash compensation program for the executive officers of the Company: (1) a base salary component; and (2) an incentive bonus component payable under the Rurban Financial Corp. Incentive Compensation Plan (the "Company Bonus Plan") which directly links the bonus to be paid to the financial performance of the Company.

         The Compensation Committee utilized the services of L.R. Webber Associates, Inc. ("Webber"), a regionally recognized independent compensation consulting company, to review and to make recommendations regarding the competitiveness and effectiveness of the Corporation's executive compensation program. As part of that review, Webber was requested to review executive compensation programs of banking organizations that shared one or more common traits with the Corporation (such as asset size and geographic location). The information and recommendations of Webber have been utilized by the Committee and the Board of Directors.

Salaries
--------

         The determination of the base salaries of the executive officers of the Company is based upon an overall evaluation of a number of factors, including a subjective evaluation of individual performance, contributions to the Company and its subsidiaries, experience and an analysis of how the Company's compensation of its employees compares to compensation of individuals holding comparable positions with bank holding companies of similar asset size and complexity of operations. In addition, the determination of the base salaries of Messrs. Soukup and Joyce also took into account the compensation of individuals holding comparable positions with banks and bank data processing companies, respectively. Peer group compensation was the primary factor in setting of the salary of the executive officers of the Company. In 1997, the Compensation Committee determined that executive officers base salaries were below peers. Therefore, a plan was implemented in 1998 and 1999 to increase those salaries to peer levels over a two year period.

         The salary paid to Mr. Williams for services rendered in his capacities as President and Chief Executive Officer of the Company during the 1999 fiscal year was approved by the Compensation Committee on February 22, 1999, and represented, on an annualized basis, an increase of 7.1% over the salary paid to Mr. Williams with respect to the 1998 fiscal year.

         Mr. Warrener was hired as an executive officer of the Company on December 31, 1996. The salary paid to Mr. Warrener for services rendered in his capacities as Executive Vice President and Chief Financial Officer of the Company during the 1999 fiscal year represented an increase of 13.6% over the salary paid to Mr. Warrener with respect to the 1998 fiscal year.

         The salary paid to Mr. Constien for services rendered in his capacities as Executive Vice President of the Company and Chief Executive Officer of RFS during the 1999 fiscal year represented, on an annualized basis, an increase of 11.5% over the salary paid to Mr. Constien with respect to the 1998 fiscal year.

         The salary paid to Mr. Soukup for services rendered in his capacity as President and Chief Executive Officer of State Bank during the 1999 fiscal year represented, on an annualized basis, an increase of 4.7% over the salary paid to Mr. Soukup with respect to the 1998 fiscal year.

         The salary paid to Mr. Joyce for services rendered in his capacities as Chairman and Chief Executive Officer of RDSI and RMC during the 1999 fiscal year represented on an annualized basis, an increase of 9.8% over the salary paid to Mr. Joyce with respect to the 1998 fiscal year.

Bonus Plans
-----------

         In 1999 a new incentive compensation plan was implemented, linking executive officers' incentive compensation directly to the Company's return on equity. This new plan is designed to better match incentive compensation to shareholder value. It is the Committee's philosophy, over time, to increase the "at-risk" portion of executive officer total compensation by directly linking a greater percentage of executive officers' total compensation to the Company's return on equity and thereby to shareholder value.

         Under the 1999 Incentive Compensation Plan, the year-end bonus was determined under a sliding scale based on the Company's return on equity ("ROE"). The determination of the amounts of bonuses to be paid and the payment of such bonuses is made during the first quarter of the following fiscal year. Under this bonus plan, Mr. Williams, Mr. Warrener, Mr. Constien, Mr. Soukup and Mr. Joyce received bonuses equal to 35% of their respective base salaries. Mr. Williams, Mr. Warrener, Mr. Constien, Mr. Joyce and Mr. Soukup received no bonuses under the Company Bonus Plan with respect to the 1998 fiscal year as a result of the Company's financial performance.

         Other employees of the Company and subsidiaries are eligible to receive bonuses under the Company Incentive Compensation Plan.

Stock Option Plan
-----------------

         On March 12, 1997, the Board of Directors of the Company adopted, the Rurban Financial Corp. Stock Option Plan (the "Stock Option Plan") for directors and officers of the Company and its subsidiaries (the "Key Employees"). The Stock Option Plan was approved by the Company's shareholders at the April 28, 1997 Annual Meeting. The Stock Option Plan authorizes the granting of (i) incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) non-qualified stock options ("NQSOs") and (iii) stock appreciation rights ("SARs") (ISOs and NQSOs are sometimes referred to collectively herein as "Options"). The purpose of the Stock Option Plan is to encourage Key Employees to acquire or increase and retain a financial interest in the Company, to remain in the service of the Company, and to put forth maximum efforts for the success of the Company, and to enable the Company and its subsidiaries to compete effectively for the services of potential employees and directors by furnishing an additional incentive to join the service of the Company and its subsidiaries. The Stock Option Plan also provides an incentive to Key Employees of the Company and its subsidiaries to put forth a maximum effort to increase the value of the Company's common shares, because, under the Stock Option Plan, the exercise price of the Options cannot be less than the fair market value of the common shares on the date the Options are granted.

         Options for approximately 7,000 of the Company's common shares were granted to newly appointed directors, officers and employees of the Company and/or its subsidiaries during 1999, however, no Options were granted to any of the named executive officers listed in the summary compensation table of this proxy statement.

Additional Compensation Plans
-----------------------------

         To enhance the long-term commitment of the officers and employees of the Company and its subsidiaries, the Company adopted the Employee Stock Ownership Plan ("ESOP") in 1985, and The Rurban Financial Corp. Savings Plan and Trust (the "Savings Plan") in 1988. Mr. Williams, Mr. Warrener, Mr. Constien, Mr. Soukup and Mr. Joyce as well as all officers and employees of the Company and its subsidiaries who meet applicable eligibility criteria, may participate in the ESOP and the Savings Plan.

         Each year, the Company and each of its subsidiaries may contribute an amount in cash and/or common shares of the Company to the ESOP which does not exceed the amount of the annual net profits of the corporation making the contribution. Pro rata allocations of amounts contributed by the Company or one of its subsidiaries are made to the accounts of the participants in the ESOP. The Company and its subsidiaries contributed an aggregate amount of $556,000 to the ESOP with respect to the 1999 fiscal year. As of the date of this Proxy Statement, no determination has been made as to the amount to be allocated to the account of Mr. Williams, Mr. Constien, Mr. Warrener, Mr. Joyce and Mr. Soukup under the ESOP with respect to the 1999 fiscal year.

         Three types of contributions are contemplated under the Savings Plan:
(1) pre-tax elective deferral contributions by each participant in the Savings Plan of a percentage of his or her annual compensation; (2) matching contributions made by the Company or the corporation employing the Savings Plan participant in cash in an amount determined by the Board of Directors of the Company; and (3) qualified rollover contributions by a Savings Plan participant from other qualified plans. The Board of Directors of the Company determined that for 1999, the amount of the matching contributions to be made on behalf of each participant in the Savings Plan would be 50% of the amount of such participant's pre-tax elective deferral contributions, but only upon that portion of his or her pre-tax elective deferral contributions which did not exceed 6% of his or her annual compensation. Matching contributions in the amount of $5,977, $4,572, $4,447, $2,787 and $3,928 were made on behalf of Mr.
Williams, Mr. Constien, Mr. Soukup, Mr. Joyce and Mr. Warrener, respectively, to match their respective 1999 pre-tax elective deferral contributions made to the Savings Plan.

Submitted by the Compensation Committee of the Company's Board of Directors:

John R. Compo, John Fahl, Steven D. VanDemark, J. Michael Walz, D.D.S. & Eric C. Hench, Chairman


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary of Cash and Certain Other Compensation
----------------------------------------------

         The following table shows, for the last three years, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or earned for those years, to Thomas C.

Williams, the Company's President and Chief Executive Officer, Richard C. Warrener, Executive Vice President and Chief Financial Officer of the Company, Robert W. Constien, Executive Vice President of the Company and Chief Executive Officer of RFS, Mark A. Soukup, President and Chief Executive Officer of State Bank and Kenneth A. Joyce, Chairman and Chief Executive officer of RDSI and RMC.



                                            SUMMARY COMPENSATION TABLE
                                                                                 Long-Term
                                                                               Compensation
                                                                                  Awards
                                                                                  ------
Name and                                                                   Securities Underlying           All Other
Principal Position              Year       Salary($)(1)      Bonus($)           Options(#)              Compensation ($)
------------------              ----       ------------      --------           ----------              ----------------
Thomas C. Williams,             1999         $225,000         $78,750               0                       $24,901(2)
President and Chief             1998         $210,125           $0                3,750                     $43,194(2)
Executive Officer of the        1997         $187,711         $50,500            15,000                     $31,187(2)
Company
Richard C. Warrener,            1999         $125,000         $43,750               0                       $11,293(3)
Executive Vice President        1998         $110,000           $0                1,500                     $25,128(3)
and Chief Financial Officer     1997         $ 90,000         $35,500             6,000                     $14,967(3)
of the Company
Robert W. Constien,             1999         $145,000         $50,750               0                       $11,963(4)
Executive Vice President of     1998         $130,000           $0                1,500                     $33,916(4)
the Company and CEO of RFS      1997         $117,000         $30,500             6,000                     $16,907(4)

Mark A. Soukup, President       1999         $145,000         $50,750               0                       $ 8,015(5)
and Chief Executive Officer     1998         $138,500           $0                1,500                     $22,092(5)
of State Bank                   1997         $111,000         $30,500             6,000                     $17,519(5)

Kenneth A. Joyce, Chairman      1999         $145,000         $50,750               0                       $ 2,302(7)
and Chief Executive Officer     1998         $132,000           $0                1,500                     $15,076(7)
of RDSI and RMC(6)              1997         $ 47,058         $13,500             6,000                        $0

(1) "Salary" includes (a) for Mr. Williams, fees received during 1998 and 1997 as a director of the Company and its subsidiaries in the amounts of $45,125 and $37,225, respectively, (b) for Mr. Constien, fees received during 1998 and 1997 as a director of State Bank and RFS in the amounts of $15,000, and $12,000, respectively, (c) for Mr. Soukup fees received during 1998 and 1997 as a director of State Bank, RFS and RDSI in the amounts of $28,500 and $11,000, respectively, and (d) for Mr. Joyce fees received during 1998 and 1997 as a director of RMC and RDSI in the amounts of $12,000 and $1,500, respectively. In 1999, base salaries were adjusted and the payment of director fees to executive officers was discontinued.

(2)      "All Other Compensation" for fiscal years 1999, 1998 and 1997 includes:
         (i) a contribution of $5,977, $5,000 and $4,750, respectively, to the Savings Plan on behalf of Mr. Williams to match 1999, 1998 and 1997 pre-tax elective deferral contributions (included under "Salary") made by him to the Savings Plan, (ii) payments of $12,797, $12,658 and $12,407, respectively, during fiscal years 1999, 1998 and 1997 representing the grossed-up premiums for a life insurance policy which Mr. Williams personally owns, (iii) for fiscal years 1999, 1998 and 1997, payments of $1,704, $1,613 and $974, respectively, which represent the premiums paid on Mr. Williams' behalf for a group term life insurance policy which has a death benefit equal to 200% of Mr. Williams' annual salary less $50,000 and (iv) $750, $2,525 and $234 received by Mr. Williams from the Company during fiscal years 1999, 1998 and 1997, respectively, as an automobile allowance. The amounts allocated to the account of Mr. Williams under the ESOP for 1998 and 1997 were $11,380 and $12,822, respectively. The amount to be allocated to the account of Mr. Williams under the ESOP with respect to fiscal year 1999 has not been determined as of the date of this Proxy Statement.

(3) "All Other Compensation" for 1999, 1998 and 1997 includes (i) a recruiting bonus of $10,705 in 1997, (ii) in 1999 and 1998, a contribution of $3,928 and $4,617 to the Savings Plan on behalf of Mr. Warrener to match pre-tax elective deferral contributions (included under "Salary") made by him to the Savings Plan, (iii) in 1999, 1998 and 1997, $1,416, $864 and $749, respectively, which represent the premiums paid on Mr. Warrener's behalf for a group term life insurance policy which has a death benefit equal to 200% of Mr. Warrener's annual salary less $50,000 and (iv) $5,449, $4,931 and $3,513 received by Mr. Warrener from the Company during fiscal years 1999, 1998 and 1997, respectively, as automobile allowances. The amount allocated to the account of Mr. Warrener under the ESOP for 1998 was $10,755. Mr. Warrener was not eligible to participate in either the Savings Plan or the ESOP during the 1997 fiscal year. The amount to be allocated to the account of Mr. Warrener under the ESOP with respect to fiscal year 1999 has not been determined as of the date of this Proxy Statement.

(4) "All Other Compensation" for 1999, 1998 and 1997 includes (i) contributions of $4,572, $4,877 and $4,008, respectively, to the Savings Plan on behalf of Mr. Constien to match 1999, 1998 and 1997 pre-tax elective deferral contributions (included under "Salary") made by him to the Savings Plan, (ii) payments of $128 and $82 which represent the premiums which were paid on behalf of Mr. Constien in 1998 and 1997, respectively, under a group term life insurance policy which has a death benefit payable thereunder equal to approximately 200% of Mr. Constien's annual salary less $50,000 and (iii) $4,497, $5,007 and $3,111 received by Mr. Constien from the Company during fiscal years 1999, 1998 and 1997, respectively, as an automobile allowance. The amounts allocated to the account of Mr. Constien under the ESOP for 1998 and 1997 were $11,346 and $9,706 respectively. The amount to be allocated to the account of Mr. Constien under the ESOP with respect to fiscal year 1999 has not been determined as of the date of this Proxy Statement.

(5) "All Other Compensation" for 1999, 1998 and 1997 includes (i) a contribution of $4,447, $3,738 and $3,052, respectively, to the Savings Plan on behalf of Mr. Soukup to match 1999, 1998 and 1997 pre-tax elective deferral contributions (included under "Salary") made by him to the Savings Plan, (ii) payments of $324, $347 and $306 which represent the premiums which were paid on Mr. Soukup's behalf in 1999, 1998 and 1997, respectively, under a group term life insurance policy which has a death benefit payable thereunder equal to approximately 200% of Mr. Soukup's annual salary less $50,000 and (iii) $1,829, $1,292 and $3,816 received by Mr. Soukup from the Company during fiscal years 1999, 1998 and 1997, respectively, as an automobile allowance. The amounts allocated to the account of Mr. Soukup under the ESOP for

         1998 and 1997 were $10,445 and $10,345, respectively. The amount to be allocated to the account of Mr. Soukup under the ESOP with respect to fiscal year 1999 has not been determined as of the date of this Proxy Statement.

(6) Mr. Joyce's employment with RDSI commenced on October 3, 1997 and with RMC on June 16, 1997.

(7) "All Other Compensation" for 1999, 1998 and 1997 includes (i) a contribution of $2,787 and $2,048 to the Savings Plan on behalf of Mr. Joyce to match 1999 and 1998 pre-tax elective deferral contributions (included under "Salary") made by him to the Savings Plan, (ii) a payment of $1,022 and $1,094 which represents the premium paid on Mr. Joyce's behalf in 1999 and 1998, respectively, under a group term life insurance policy which has a death benefit payable thereunder equal to approximately 200% of Mr. Joyce's annual salary less $50,000 and (iii) $2,185 and $3,640 was received by Mr. Joyce from the Company during fiscal year 1999 and 1998, respectively, as an automobile allowance. The amount allocated to the account of Mr. Joyce under the ESOP for 1998 was $4,448. Mr. Joyce was not eligible to participate in either the Savings Plan or the ESOP during the 1997 fiscal year. The amount to be allocated to the account of Mr. Joyce under the ESOP with respect to fiscal year 1999 has not been determined as of the date of this Proxy Statement.

Option Exercises and Holdings
-----------------------------

         The following table sets forth information with respect to Options exercised during, and unexercised Options held as of the end of, the 1998 fiscal year by each of the executive officers named in the Summary Compensation Table.

                                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                         AND FISCAL YEAR-END OPTION VALUES

                                                                       Number of Securities               Value of Unexercised
                               Number of                              Underlying Unexercised                  In-the-Money
                              Securities            Value              Options at FY-End (#)             Options at FY-End($)(1)
                              Underlying                              ----------------------             -----------------------
   Options Exercised                             Realized($)       Exercisable      Unexercisable     Exercisable      Unexercisable
---------------------                            -----------       -----------      -------------     -----------      -------------
Thomas C. Williams                 0                  $0              6,750            12,000              $0               $0
Richard C. Warrener                0                  $0              2,700             4,800              $0               $0
Robert W. Constien                 0                  $0              2,700             4,800              $0               $0
Mark A. Soukup                     0                  $0              2,700             4,800              $0               $0
Kenneth A. Joyce                   0                  $0              2,700             4,800              $0               $0

----------
         (1) "Value of Unexercised In-the-Money Options at FY-End" is based upon the fair market value of the Company's common shares on December 31, 1999 ($13.50) less the exercise price of the options at the end of the 1999 fiscal year.

Salary Continuation Agreements
------------------------------

                  The Company has entered into Executive Salary Continuation Agreements (the "Agreements") with Thomas C. Williams, President and Chief Executive Officer of the Company, on

October 11, 1995, Richard C. Warrener, the Executive Vice President and Chief Financial Officer, on January 1, 1998, Robert W. Constien, Executive Vice President of the Company and Chief Executive Officer of RFS, on October 16, 1995, Mark E. Rowland, Senior Vice President and Senior Lender of the Company, on January 1, 1998 and Edward L. Yoder, Executive Vice President of State Bank, on October 16, 1995. Under the Agreements, if the executive officer remains in the continuous employment of the Company until the first December 31st after his 65th birthday (unless by action of the Board of Directors of the Company, his period of active employment with the Company for purposes of the Agreement is shortened or extended), he is to retire as of that date. Upon such retirement, such executive officer (and, upon his death, his designated beneficiary) will be entitled to receive an annual benefit equal to 15% of his annual base salary as in effect immediately prior to his retirement in equal monthly installments (of 1/12th of the annual benefit) for a period of 180 months. If the executive officer dies while actively employed by the Company prior to his retirement, the Company will pay an annual benefit equal to 15% of his annual base salary as in effect immediately prior to his death in equal monthly installments (of 1/12th of the annual benefit) for a period of 180 months to his designated beneficiary. In the event that the executive officer's employment is terminated as a result of his voluntary action, the Agreement will terminate immediately on the date of such termination of employment and the Company will pay to such executive officer as severance compensation monthly for fifteen years an amount of money on an annual basis equal to: (a) 5% of such executive officer's annual base salary as in effect immediately prior to the date of his termination of employment, if, at the termination date, such executive officer is between age 55 and 60; (b) 10% of such annual base salary if, at the termination date, such executive officer is between age 60 and 65; and (c) 15% of such annual base salary if (i) at the termination date, such executive officer is age 65 or over;
(ii) such termination of employment occurs after there has been a change in control of the ownership of the Company; or (iii) such termination of employment occurs after the Company merges or consolidates with another company or organization, permits its business activities to be taken over by another organization, ceases its business activities or terminates its existence. If the Company discharges the executive officer for cause, no compensation will be payable to him under the terms of the Agreement. The executive officer will not receive any benefits under the Agreement if he engages in any activity that directly or indirectly competes with the Company's interest, within 25 miles of any office of the Company and its subsidiaries existing at the time of his retirement or termination of employment. The payment of the benefits contemplated by the Agreement will be accelerated if, after such executive officer's retirement, the leverage capital ratio and/or the risk-based capital ratio of the Company fall below the minimum ratios established by the Company's regulatory authority for well-capitalized bank holding companies and/or the Company fails to have net income in any two successive fiscal years.

         On August 30, 1996, State Bank entered into an Executive Salary Continuation Agreement with Mark A. Soukup and on January 1, 1998, RMC entered into an Executive Salary Continuation Agreement with Kenneth A. Joyce, both of which Agreements have terms substantially the same as the terms of the Agreements described above between the Company and Mr. Williams, Mr. Warrener, Mr. Constien , Mr. Rowland and Mr. Yoder.

Directors' Compensation
-----------------------

         During the 1999 fiscal year, each outside director of the Company who served the entire year received an annual retainer of $9,000.

         Mr. Steven D. VanDemark, who serves as the Chairman of the Board of Directors of the Company, received an additional $12,000 during the 1999 fiscal year for his services as Chairman of the Board of Directors of the Company.

Rurban Financial Corp. Plan to Allow Directors to Elect to Defer Compensation
-----------------------------------------------------------------------------

         On March 12, 1997, the Board of Directors of the Company adopted the Rurban Financial Corp. Plan to Allow Directors to Elect to Defer Compensation (the "Deferred Compensation Plan"). The purpose of the Plan is to advance the interests of the Company and its shareholders by allowing the directors of the Company and the directors of any of the Company's subsidiaries an opportunity to elect to defer payment of all or a portion of their compensation received for their services as directors. The annual directors' fees to be received by the directors of the Company and the directors of the Company's subsidiaries will not be increased as a result of the adoption of the Deferred Compensation Plan.

                                PERFORMANCE GRAPH
                                -----------------

         Set forth on the following page is a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return on its common shares with an index for the NASDAQ Stock Market (U.S. Companies) comprised of all domestic common shares traded on the NASDAQ National Market System and the NASDAQ Small-Cap Market and an index for NASDAQ Bank Stocks comprised of all depository institutions (SIC Code #602) and holding and other investment companies (SIC Code #671) that are traded on the NASDAQ National Market System and the NASDAQ Small-Cap Market ("NASDAQ Bank Stocks") for the five-year period ended December 31, 1999.



                             RURBAN FINANCIAL CORP.
                            PROXY GRAPH DATA POINTS
                                    12/31/99

                                                   NASDAQ
                                                 STOCK MARKET
                  RURBAN          NASDAQ BANK       (U.S.
YEAR          FINANCIAL CORP        STOCKS        COMPANIES)     S&P 500

1994              100.00            100.00          100.00        100.00
1995              127.52            149.00          141.34        137.59
1996              134.86            196.73          173.89        169.48
1997              133.21            329.39          213.07        226.14
1998              155.10            327.12          300.25        291.80
1999              127.35            314.42          542.43        353.74

                            SHAREHOLDER PROPOSALS FOR
                               2001 ANNUAL MEETING
                            -------------------------

         Any qualified shareholder who desires to present a proposal for consideration at the 2001 Annual Meeting of Shareholders must submit the proposal in writing to the Company. If the proposal is received by the Company on or before November 27, 2000, and otherwise meets the requirements of applicable state and federal law, it will be included in the proxy statement and form of proxy of the Company relating to its 2001 Annual Meeting of Shareholders. If a shareholder intends to present a proposal at the 2001 Annual Meeting, but has not sought the inclusion of such proposal in the Company's proxy materials, such proposal must be received by the Company prior to February 14, 2001, or the Company's management proxies for the 2001 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Company's proxy materials.

                           NOTIFICATION OF APPOINTMENT
                           ---------------------------
                             OF INDEPENDENT AUDITORS
                             -----------------------

         The Board of Directors of the Company intends to appoint the firm of Crowe, Chizek and Company LLP to serve as independent auditors for the Company for the 2000 fiscal year. That firm has served as independent auditors for the Company since 1988. The board of directors expects that representatives of Crowe, Chizek and Company LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                  OTHER MATTERS
                                  -------------

         As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action by the shareholders at the 2000 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment(s) thereof, it is intended that the persons named as proxies in the enclosed proxy may vote the common shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.

         IT IS IMPORTANT THAT PROXIES BE VOTED AND RETURNED PROMPTLY. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE PROXY PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH TO DO SO.


March 24, 2000                           By Order of the Board of Directors,


                                         /s/ Thomas C. Williams
                                         ----------------------------------
                                         Thomas C. Williams, President
                                         and Chief Executive Officer


-------
  X     PLEASE MARK VOTES                                  REVOCABLE PROXY
        AS IN THIS EXAMPLE                               RURBAN FINANCIAL CORP.
-------



                                                                                                                              For
          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS                1. To elect two (2) directors to                 With-      All
                TO BE HELD ON APRIL 24, 2000                         serve for terms of three years each:   For    hold     Except
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS    J. Michael Walz     Thomas C. Williams -------- -------- -------
                                                                                                         -------- -------- -------
   The  undersigned holder(s) of common shares of Rurban             INSTRUCTION:  To withhold  authority to veto for any individual
Financial Corp. (the "Company") hereby constitutes and               nominee,  mark "For All Except" and write that  nominee's  name
appoints Thomas C. Williams and Richard C. Warrener, or either       in the space provided below.
of them, the Proxy or Proxies of the undersigned, with full
power  of  substitution, to attend the Annual Meeting of             ---------------------------------------------------------------
Shareholders of the Company (the "Annual Meeting") to be held
on Monday, April 24, 2000, in the banquet room at the Serrick     2. In their  discretion, the Proxies are authorized to vote
Center located at The Defiance College, 701 N. Clinton St.,          upon such other matters as may properly come before the Annual
Defiance, Ohio at 10:30 A.M., local time, and any                    Meeting or any adjournment(s) thereof.
adjournment(s) thereof, and to vote all of the common shares
of the Company which the undersigned is entitled to vote at            WHERE A CHOICE IS INDICATED, THE COMMON SHARES  REPRESENTED
such Annual Meeting or at any adjournment(s) thereof:                BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT
                                                                     VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON
                                                                     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION
                                                                     OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE
                                                                     COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE
                                                                     ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE
                                                                     FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS
                                                                     UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON
                                                                     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE
                                                                     DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH
                                                                     SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

Please be sure to sign and date  -------------------                    ALL PROXIES PREVIOUSLY GIVEN OR EXECUTED BY THE UNDERSIGNED
  this Proxy in the box below.   Date                                ARE HEREBY REVOKED. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting to shareholders and
                                 -------------------                 Proxy Statement for the April 24, 2000 and the Annual Report to
                                                                     Shareholders for the fiscal year ended December 31, 1999.
---------------------------------------------------------------         Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as executor, administrator, trustee,
                                                                     guardian, attorney or agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized
 ---Shareholder sign above---Co-holder (if any) sign above)---       person. (Please note any change of address on this proxy.)
------------------------------------------------------------------------------------------------------------------------------------
                              DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.
                                                       RURBAN FINANCIAL CORP.
------------------------------------------------------------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RURBAN FINANCIAL CORP. IT IS IMPORTANT THAT PROXIES BE VOTED AND
RETURNED PROMPTLY. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE PROXY PROMPTLY
USING THE ENCLOSED SELF-ADDRESSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU
WISH TO DO SO.
------------------------------------------------------------------------------------------------------------------------------------